UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2010

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On August 4, 2010, Columbia Sportswear Company (“Columbia”) announced that it has signed an agreement to acquire OutDry Technologies S.r.l., which owns the intellectual property and other assets comprising the OutDry brand and related business, via a cash purchase from Nextec S.r.l., based near Milan, Italy. The transaction is expected to close during the third quarter of 2010, subject to customary closing conditions, and is not expected to have a material effect on Columbia’s 2010 operating results.

As previously announced, management will give a presentation at the Outdoor Retailer Summer Market trade show at 10:00 a.m. MDT, Wednesday, August 4, in Room 252-A of the Salt Palace Convention Center in Salt Lake City, Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: August 4, 2010

	By:	/s/ Thomas B. Cusick
Thomas B. Cusick
Senior Vice President of Finance, Chief Financial
Officer and Treasurer